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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 1997

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                           River Oaks Furniture, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


  Mississippi                      0-22188                        64-0749510
(State or Other                (Commission File                (I.R.S. Employer
Jurisdiction of                    Number)                      Identification
Incorporation)                                                      Number)


       3350 McCullough Blvd.
       Belden, Mississippi                                          38826
      (Address of Principal Executive Offices)                    (Zip Code)

                                  601-891-4550
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
                                  (Former Name)





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     THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS.
FORWARD-LOOKING STATEMENTS MAY BE SIGNIFICANTLY AFFECTED BY CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S QUARTERLY AND ANNUAL REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED HEREIN BY REFERENCE (COMMISSION FILE NO. 0-22188).


Item 4.  Changes in Registrant's Certifying Accountant.

     By letter dated June 5, 1997, BDO Seidman, LLP ("BDO") resigned as the Company's independent certified public accountants. The reports of BDO on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of an opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years, and the subsequent interim period preceding the resignation of BDO, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     On June 10, 1997, the Company retained Horne CPA Group, PA ("Horne") as the Company's independent certified public accountants and, by letter dated such date, also authorized BDO to respond fully to the informational requests of Horne. In addition, the Company intends to seek access to the work papers of BDO regarding the Company and to any records of the Company that may be in the possession of BDO. The Company currently believes that the audit work to be conducted by Horne will be completed within the next few months. Upon the completion of such work, the Company will make its financial statements available, and will complete all required filings with applicable regulatory agencies.

     As previously reported, following the Company's discovery that certain of the Company's accounts were out of balance, the Board of Directors of the Company, together with its outside legal counsel and BDO, undertook a comprehensive analysis of certain of the Company's accounts and its accounting reconciliation procedures for the fiscal year ended December 31, 1996, and prior fiscal years. The Company believes that the adjustments resulting from this analysis will materially impact the reliability of audit reports previously issued by BDO with respect to the Company's financial statements, and the reliability of the underlying financial statements. The Company has determined that the substantial majority of these adjustments relate to certain of the Company's account receivables arising during the periods 1992 through 1996.
Such receivables were not properly recorded on the subsidiary ledger and, consequently, were not subject to collection efforts. These accounts receivable will be charged off by the Company. In early 1997, the Company implemented a new integrated financial information system designed to prevent the reocurrance of this type of error in the future.

     During this analysis, the Board of Directors instructed the Company's management to make freely available to BDO all of the Company's books, records and employees. No restrictions were placed on BDO's access to the Company's books, records or employees. In this regard, the Company believes that it has worked diligently to provide BDO with all information requested by BDO in connection with the ongoing comprehensive analysis of the Company's accounts and accounting reconciliation procedures. The Company has made available to BDO all of its books, records and employees.

     Prior to BDO's resignation, on May 29, 1997, the Board of Directors, through its outside counsel, requested, in writing, information from BDO regarding any accounting issues that BDO believed should be resolved before the Company could receive BDO's audit report on the Company's financial statements. By letter dated June 4, 1997, BDO responded in part that "[t]hese matters raise grave concerns about the integrity of the accounting records. . . All of the above puts us in a position making it impossible for us to get comfortable with the systems, the books and records, or the people involved with the systems at this point."

     In the course of this analysis, an accounting employee of the Company admitted to irregularities with respect to certain financial records of the Company and to supplying such erroneous records to BDO



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during the course of BDO's audits of the Company's financial statements for the years ended December 31, 1995, 1994, 1993, 1992 and 1991. This employee is no longer employed by the Company. Based on its review, the Company has concluded that these actions were not taken to conceal any misappropriation of the Company's assets, and that no other employees were involved.

     The Company has provided a copy of this report to BDO and has requested a letter from them addressing these disclosures. Such letter shall be filed subsequently as an exhibit to this report.

ITEM 5.  OTHER EVENTS.

     As a result of facts previously reported and described in further detail above under Item 4, the Company has not filed with the Securities and Exchange Commission (the "Commission") or with The Nasdaq National Market, Inc. (the "Nasdaq National Market") the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996 or its Quarterly Report on Form 10-Q for the period ended March 31, 1997. The Company is, therefore, in violation of the requirements of the Securities Exchange Act of 1934, as amended, and the listing requirements of the Nasdaq National Market. The Company has been contacted regarding these violations by each of the Commission and the Nasdaq National Market. Such violations could cause the Company to be subject to various penalties, including enforcement proceedings by the Commission and delisting proceedings by the Nasdaq National Market. No assurance can be given that such proceedings, or other actions, will not be commenced against the Company.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RIVER OAKS FURNITURE, INC.




                                           By: /s/ Johnny C. Walker
                                               --------------------------------
                                               Johnny C. Walker
                                               Chief Operating Officer and Chief
                                               Financial Officer



Date:  June 11, 1997




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